Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G/A. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 15th day of September, 2023.

CEC Driftwood Holdings, LLC

By:	Carnelian Energy Capital II, L.P.
By:	Carnelian Energy Capital GP II, L.P., its General Partner
By:	Carnelian Energy Capital Holdings, LLC, its General Partner

By:	/s/ Tomas Ackerman
Name:	Tomas Ackerman
Title:	Managing Member

By:	/s/ Daniel Goodman
Name:	Daniel Goodman
Title:	Managing Member

Carnelian Energy Capital II, L.P.

By:	Carnelian Energy Capital GP II, L.P., its General Partner
By:	Carnelian Energy Capital Holdings, LLC, its General Partner

By:	/s/ Tomas Ackerman
Name:	Tomas Ackerman
Title:	Managing Member

By:	/s/ Daniel Goodman
Name:	Daniel Goodman
Title:	Managing Member

Carnelian Energy Capital GP II, L.P.

By:	Carnelian Energy Capital Holdings, LLC, its General Partner

By:	/s/ Tomas Ackerman
Name:	Tomas Ackerman
Title:	Managing Member

By:	/s/ Daniel Goodman
Name:	Daniel Goodman
Title:	Managing Member

Carnelian Energy Capital Holdings, LLC

By:	/s/ Tomas Ackerman
Name:	Tomas Ackerman
Title:	Managing Member

By:	/s/ Daniel Goodman
Name:	Daniel Goodman
Title:	Managing Member

/s/ Tomas Ackerman
Tomas Ackerman

/s/ Daniel Goodman
Daniel Goodman